POWER OF ATTORNEY



KNOW ALL PERSONS BY THESE PRESENTS, that the undersigned,
Michael R. McLay, whose signature appears below, constitutes and appoints Timothy Schulte, Thomas G. Arnold, Donald H. Kronenberg,
Thomas Yih and Jean Brennan jointly and severally, his attorneys-in-fact, each with the power of substitution, to complete, execute and file with the Securities and Exchange Commission (the "SEC") and the New York
Stock Exchange (the "NYSE"), for and on behalf of the undersigned, in any and all capacities of the undersigned, any Form 3 Initial Statement of Beneficial Ownership, any Form 4 Change in Beneficial Ownership, any
Form 5 Annual Statement of Beneficial Ownership and any similar or replacement forms required to be filed with the SEC or the NYSE by the undersigned relating to his ownership of securities of Storage Technology Corporation (collectively, the "Beneficial Ownership Forms"), with exhibits thereto and other documentation therewith and to complete, execute and file with the SEC and the NYSE, for and on behalf of the undersigned, in any and all capacities of the undersigned, any amendments to any Beneficial Ownership Forms, with exhibits thereto and other documents in connection therewith, hereby ratifying and confirming all that each of said attorneys-in-fact, or his substitute or substitutes, may do or cause to be done by virtue hereof. The undersigned may revoke this Power of Attorney at any time by giving two business days prior written notice to the Secretary of Storage Technology Corporation.


s/ Michael R. McLay
Dated: May 10, 2005